[Company Logo]
Nussbaum Yates & Wolpow, P.C.
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Certified Public Accountants
                                      445 BROAD HOLLOW ROAD, MELVILLE, NY 11747
                                            (516) 845-5252    FAX (516) 845-5279



                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Sirco International Corp.

We have issued our report dated February 12, 1996, except for Note 15, as to which the date is September 10, 1996, accompanying the consolidated financial statements and schedules included in the Annual Report of Sirco International Corp. and subsidiaries on Form 10-K for the year ended November 30, 1995. We hereby consent to the incorporation by reference of said report in Registration Statement No. 333-637 of Sirco International Corp. on Form S-8 and in Registration Statement No. 333-481 of Sirco International Corp. on Form S-3.

                                     /s/NUSSBAUM YATES & WOLPOW, P.C.
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                                        NUSSBAUM YATES & WOLPOW, P.C.



Melville, New York
September 16, 1996